EXHIBIT 99
                  SELLER'S CLOSING STATEMENT

Seller:    Florida Income Fund, L.P.
Buyer:     South Seas Properties Company
Property:  Seaside Inn (formerly Gallery Motel) Sanibel Island, FL

Date of Closing: January 6, 1997
Purchase Price:  $6,485,000

CLOSING COSTS AND PAYMENTS:

     1.   Settlement Fee                     $      200.00
     2.   Abstract Fee                       $      200.00
     3.   Title Examination Fee              $      200.00
     4.   Title Insurance Policy             $   21,530.00
     5.   Attorney's Fees                    $    5,303.77
     6.   Wire Transfer                      $       40.00
     7.   Payoff Vehicle Loan                $    1,662.50
     8.   Assume Net Current Liabilities     $   96,829.00
     9.   Net Utility Charge                 $      167.37
     10.  Documentary Tax                    $   45,395.00
     11.  Pay First Mortgage                 $2,504,946.71
     12.  Pay Second Mortgage                $  650,000.00
     13.  Release Fee                        $       10.50
     14.  Credit Buyer for Prior Investment  $  335,000.00
                                             _____________
     TOTAL COSTS & PAYMENTS                  $3,661,484.85

     PURCHASE PRICE LESS COSTS & PAYMENTS:   $2,823,515.15



I HEREBY CERTIFY THE ABOVE TO BE TRUE AND CORRECT:

FLORIDA INCOME FUND, L.P.


BY:  MARINER CAPITAL MANAGEMENT, INC. a Florida Corporation, its
     Managing General Partner



/S/  LAWRENCE A. RAIMONDI
------------------------------
BY:  LAWRENCE A. RAIMONDI         FEDERAL TAX ID NO. 59-2337910
     PRESIDENT


     CORPORATE SEAL
     (SEAL)